UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2023

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2023, MiMedx Group, Inc. (the “Company”) appointed Ricci S. Whitlow as its Executive Vice President and Chief Operating Officer, and issued a press release in connection therewith, which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein. Ms. Whitlow is aged 54 and from September to December 2022, she provided strategic solutions for pharmaceutical and medical device companies as Principal of Whitlow Advisory Services LLC. Prior to that, Ms. Whitlow served as President, Clinical Supply Services of Catalent, Inc., from January 2020 to August 2022. Before this role, she was the Senior Vice President, Technical and Corporate Operations of Optinose, having joined that company as its Vice President, Technical Operations in 2017. Prior to her positions at Catalent and Optinose, Ms. Whitlow’s extensive career has included leadership roles at a number of MedTech companies, including LifeCell, Kinetic Concepts and Johnson & Johnson. Ms. Whitlow is a certified Six Sigma Green Belt, and holds a Master’s degree in Business Administration from the TRIUM program of NYU Stern School of Business, London School of Economics, and HEC Paris, as well as a Bachelor of Science in Industrial Engineering from Texas A&M University.

On December 27, 2022, Ms. Whitlow accepted the Company’s Employment Offer Letter (the “Offer Letter”), which provides for the following compensation in connection with Ms. Whitlow’s service as Chief Operating Officer: (i) a base annual salary of $540,000, (ii) eligibility to participate in the Company’s Management Incentive Plan with an annual target cash bonus amount equal to fifty percent (50%) of her annual base salary, (iii) a one-time cash sign-on bonus of $50,000, (iv) a sign-on grant of restricted stock units (“RSUs”) representing 300% of Ms. Whitlow’s annual base salary pending approval of the Company’s Board of Directors, vesting annually over three years, and (v) eligibility to receive further annual awards under the Company’s long-term incentive plans, anticipated to be a mix of RSUs and performance share units similar to those provided to other executives in 2024 representing 220% of Ms. Whitlow’s annual base salary, vesting over three years. In addition, the Offer Letter provides that the Company anticipates entering into a Key Employee Retention and Restrictive Covenant Agreement with Ms. Whitlow providing certain lump sum and benefit continuation change in control and no cause separation benefits payable in the event (i) of a change in control of the Company and within 12 months of such event Ms. Whitlow’s employment being involuntarily terminated or being voluntary terminated by Ms. Whitlow for good reason, (ii) Ms. Whitlow’s employment is involuntarily terminated, or (iii) a voluntary termination of employment by Ms. Whitlow for good reason. The lump sum benefits are anticipated to be in an amount not less than 1.25 times Ms. Whitlow’s base salary and target bonus for a no cause or good reason termination and not less than 1.5 times Ms. Whitlow’s base salary and target bonus for a no cause or good reason termination within one year of a change in control. In each instance, Ms. Whitlow is expected to be entitled to either benefit continuation for a period equal to the amount of the separation payment, i.e. 15 months or 18 months, or a cash payment equal to the cost of such benefit continuation.

The foregoing description of the Offer Letter is not complete and is subject to, and qualified in its entirety by reference to the text of the Offer Letter, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Offer Letter, by and between MiMedx Group, Inc. and Ricci S. Whitlow, dated December 27, 2022

99.1	Press Release issued by MiMedx Group, Inc. on January 3, 2023 entitled “MIMEDX Appoints Ricci S. Whitlow as Chief Operating Officer”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: January 3, 2023	By:	/s/ K. Todd Newton
K. Todd Newton, Interim Chief Executive Officer